                                                                    EXHIBIT 11.1


                                                                     PAGE 1 OF 2
                          ALEXANDER ENERGY CORPORATION

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                       For the Three Months Ended                 For the Twelve
                                        --------------------------------------------------------   Months Ended
                                         March 31,      June 30,     September 30,  December 31,   December 31,
                                        -----------    -----------   ------------   ------------  --------------
1995:
Weighted average common and
  common equivalent shares:
  Common stock outstanding from
    beginning of period   . . . . .      12,271,563     12,273,993    12,279,756      12,451,605
  Common stock issued . . . . . . .           1,053          3,217        97,881             ---
                                        -----------    -----------   -----------    ------------

                                         12,272,616     12,277,210    12,377,637      12,451,605
                                        ===========    ===========   ===========    ============

Weighted average shares (sum of quarters above divided by four) . . . . . . . . . . . . . . .       12,344,767
                                                                                                  ============

Net loss applicable to common
  stock . . . . . . . . . . . . . .     $  (441,302)   $  (212,507)  $  (656,213)   $ (3,148,905) $(4,458,927)
                                        ===========    ===========   ===========    ============  ===========

Net loss per common share . . . . .     $      (.04)   $      (.02)  $      (.05)   $       (.25) $      (.36)
                                        ===========    ===========   ===========    ============  ===========

1994:
Weighted average common and
  common equivalent shares:
  Common stock outstanding from
    beginning of period   . . . . .      11,715,504     11,715,504    11,715,504      12,161,476
  Common stock issued . . . . . . .             ---            ---       355,715          37,916
  Common stock equivalents  . . . .         516,483        454,584           ---             ---
                                        -----------    -----------   -----------    ------------

                                         12,231,987     12,170,088    12,071,219      12,199,392
                                        ===========    ===========   ===========    ============

Weighted average shares (sum of quarters above divided by four) . . . . . . . . . . . . . . .      12,168,172
                                                                                                  ===========

Net income (loss) applicable to
  common stock:
  Income (loss) before extraordinary
    item  . . . . . . . . . . . . .    $    945,560   $    490,440   $(1,945,558)   $ (1,784,664) $(2,294,222)
  Gain on extraordinary item  . . .             ---            ---           ---       1,051,760    1,051,760
                                        -----------    -----------   -----------    ------------  -----------

  Net income (loss) applicable to
    common stock  . . . . . . . . .     $   945,560    $   490,440   $(1,945,558)   $   (732,904) $(1,242,462)
                                        ===========    ===========   ===========    ============  ===========

Income (loss) per common and
 common equivalent share:
  Income (loss) before gain on
    extraordinary item  . . . . . .     $       .08    $       .04   $      (.16)   $      (.15)  $      (.19)
  Gain on extraordinary item  . . .             ---            ---           ---            .09           .09
                                        -----------    -----------   -----------    ------------  -----------

  Net income (loss) per common
  share   . . . . . . . . . . . . .     $       .08    $       .04   $      (.16)   $      (.06)  $      (.10)
                                        ===========    ===========   ===========    ============  ===========

                                                                     PAGE 2 OF 2
                          ALEXANDER ENERGY CORPORATION

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                       For the Three Months Ended                 For the Twelve
                                        --------------------------------------------------------   Months Ended
                                         March 31,      June 30,     September 30,  December 31,   December 31,
                                        -----------    -----------   ------------   ------------  --------------
1993:
Weighted average common and
  common equivalent shares:
  Common stock outstanding from
    beginning of period   . . . . .       6,329,028      9,357,908     9,551,341      11,336,674
  Common stock issued . . . . . . .         937,810        137,052       490,921           4,678
  Common stock equivalents  . . . .             ---        738,393       854,822         855,579
                                        -----------    -----------   -----------    ------------

                                          7,266,838     10,233,353    10,897,084      12,196,931
                                        ===========    ===========   ===========    ============

Weighted average shares (sum of quarters above divided by four) . . . . . . . . . . . . . . .      10,148,552
                                                                                                  ===========

Net income (loss) applicable to
  common stock:
  Income (loss) before loss on
    extraordinary item and cumulative
    effect of accounting change   .     $  (514,245)   $ 1,690,613   $   859,501    $    538,719  $ 2,574,588
  Dividend on preferred stock, if not
    converted . . . . . . . . . . .         (19,273)        (9,000)       (8,384)            ---      (36,657)
                                        -----------    -----------   -----------    ------------  -----------

  Income (loss) before loss on extraordinary
    item and cumulative effective of accounting
    change  . . . . . . . . . . . .        (533,518)     1,681,613       851,117         538,719    2,537,931

  Loss on extraordinary item  . . .             ---       (510,000)          ---             ---     (510,000)
  Cumulative effect of acocunting
    change  . . . . . . . . . . . .         425,000            ---           ---             ---      425,000
                                        -----------    -----------   -----------    ------------  -----------

  Net income (loss) applicable to
    common stock  . . . . . . . . .     $  (108,518)   $ 1,171,613   $   851,117    $    538,719  $ 2,452,931
                                        ===========    ===========   ===========    ============  ===========

  Income (loss) per common and common
    equivalent shares:
  Income (loss) before cumulative
    effect of accounting change and
    extraordinary item  . . . . . .    $      (.07)    $      .16    $       .08    $       .04     $      .25
  Loss on extraordinary item  . . .            ---           (.05)           ---            ---          (.05)
  Cumulative effect of accounting
    change  . . . . . . . . . . . .            .06            ---            ---            ---           .04
                                       -----------     ----------    -----------    -----------    ----------

  Net income (loss) per common
    share . . . . . . . . . . . . .     $      (.01)   $       .11   $       .08    $        .04  $       .24
                                        ===========    ===========   ===========    ============  ===========